Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

Branch Banking and Trust Company

(Exact name of trustee as specified in its charter)

223 West Nash Street Wilson, NC 27893	27893	56-0149200
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification no.)

Gregory Yanok

Vice President

223 West Nash Street

Wilson, NC 27893

(252) 246-4679

(Name, address and telephone number of agent for service)

Maryland	ALEXANDRIA REAL ESTATE EQUITIES, INC.	95-4502084
(State or other jurisdiction of incorporation or organization)	(exact name of obligor as specified in its charter)	(IRS employer identification no.)

Delaware	ALEXANDRIA REAL ESTATE EQUITIES, L.P.	95-4705259
(State or other jurisdiction of incorporation or organization)	(exact name of obligor as specified in its charter)	(IRS employer identification no.)

385 East Colorado Boulevard, Suite 299 Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                                 General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

State of North Carolina — Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                 Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15.          No responses are included for Items 3 through 12.  Responses to those Items are not required because, as provided in General Instruction B the obligor is not in default on any securities issued under indentures under which Branch Banking and Trust Company is a trustee.

Item 16.                          List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

1.              A copy of the Articles of Incorporation for Branch Banking and Trust Company.*

2.              The authority of Branch Banking and Trust Company to commence business was granted under the Articles of Incorporation for Branch Banking and Trust Company.*

3.              The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Branch Banking and Trust Company.*

4.              A copy of the existing By-Laws of Branch Banking and Trust Company, as now in effect.*

5.              Not applicable.

6.              The consent of Trustee as  required by Section 321(b) of the Trust Indenture Act of 1939.*

7.              Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.              Not applicable.

9.              Not applicable.

*  Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-190895 filed on August 29, 2013.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Branch Banking and Trust Company, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilson and the State of North Carolina, on the 17th day of February, 2017.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Gregory Yanok
Name:	Gregory Yanok
Title:	Vice President

Exhibit 7 to Form T-1

Report of Condition

BRANCH BANKING AND TRUST COMPANY

As of December 31, 2016

(Dollars in millions)

Assets
Cash and due from banks	$1,897
Interest-bearing deposits with banks	1,895
Federal funds sold and securities purchased under resale agreements or similar arrangements	144
Restricted cash	488
Securities available for sale at fair value	26,926
Securities held to maturity at amortized cost	16,680
Loans and leases:
Commercial:
Commercial and industrial	51,719
CRE-income producing properties	14,538
CRE-construction and development	3,819
Dealer floor plan	1,413
Direct retail lending	12,092
Sales finance	11,267
Revolving credit	2,655
Residential mortgage	29,921
Other lending subsidiaries	14,988
Acquired from FDIC and PCI	910
Total loans and leases held for investment	143,322
Loans held for sale	1,716
Total loans and leases	145,038
Allowance for loan and lease losses	(1,489)
Premises and equipment	2,107
Goodwill	9,638
Core deposit and other intangible assets	854
Mortgage servicing rights at fair value	1,052
Other assets	14,046
Total assets	$219,276
Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing deposits	$50,697
Interest checking	30,263
Money market and savings	64,883
Time deposits	14,391
Total deposits	160,234
Short-term borrowings	1,406
Long-term debt	21,965
Accounts payable and other liabilities	5,745
Total liabilities	189,350
Shareholders’ equity:
Preferred stock	3,053
Common stock	4,047
Additional paid-in capital	9,104
Retained earnings	14,809
Accumulated other comprehensive loss	(1,132)
Noncontrolling interest	45
Total shareholders’ equity	29,926
Total liabilities and shareholders’ equity	$219,276